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                                                                    EXHIBIT 3.2

                                 CERTIFICATE OF
                          OWNERSHIP AND MERGER MERGING
                                NEW TENN COMPANY
                                      AND
                       NEW TENNESSEE GAS PIPELINE COMPANY

        TENNESSEE GAS PIPELINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That it is the owner of all the issued and outstanding stock of NEW TENN COMPANY, a Delaware corporation, incorporated on December 12, 1984; and NEW TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation, incorporated on May 10, 1989.

        SECOND: That, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of TENNESSEE GAS PIPELINE COMPANY, by written consent dated as of March 29, 1996, adopted the following resolutions to merge NEW TENN COMPANY and NEW TENNESSEE GAS PIPELINE COMPANY into and with TENNESSEE GAS PIPELINE COMPANY:

                 RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary New Tenn Company and assume all of said corporation's liabilities and obligations; and it is further
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                 RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said New Tenn Company into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said New Tenn Company, and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within to without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

                               *       *       *

                 RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary New Tennessee Gas Pipeline Company and assume all of said corporation's liabilities and obligations; and it is further

                 RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said New Tennessee Gas Pipeline Company into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said New Tennessee Gas Pipeline Company and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.



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        IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert G. Simpson, its Vice President, and James D. Gaughan, its Assistant Secretary, as of April 12, 1996.



                                        TENNESSEE GAS PIPELINE COMPANY



                                        By: /s/ ROBERT G. SIMPSON
                                            -----------------------------------
                                            Robert G. Simpson
                                            Vice President


ATTEST:



/s/ JAMES D. GAUGHAN
-----------------------------------
James D. Gaughan,
Assistant Secretary




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TENNESSEE GAS PIPELINE COMPANY

        Tennessee Gas Pipeline Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that:

        1. The Certificate of Incorporation of the Company is hereby amended by deleting Article FOURTH thereof and inserting the following in lieu thereof:

                 "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three hundred (300) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Five Hundred Dollars ($1,500)."

        2. That the foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Company) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Tennessee Gas Pipeline Company has caused this Certificate to be executed by its duly authorized officer on this 8th day of October, 1996.

                                        TENNESSEE GAS PIPELINE COMPANY

                                        By: /s/ ROBERT G. SIMPSON
                                           ----------------------------------
                                            Robert G. Simpson
                                            Vice President